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                                                                    EXHIBIT 10.3


                                  April , 1998


Mr. Kelsey D. Short
1207 IV Gen. Pershing
Hammond, Louisiana 70401

Dear Mr. Short:

     Omega Protein Corporation (the "Company") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have your continued dedication, and to provide you (the "Executive") with compensation and benefits arrangements which are competitive with those of other corporations and which ensure that your compensation and benefits expectations will be satisfied. Therefore, in order to accomplish these objectives, the Company does hereby enter into this agreement (this "Agreement"), which shall supersede any other employment agreements between you and the Company.

     In order to induce you to remain in the employ of the Company, it is agreed as follows:

     1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts such employment, all upon the terms and conditions set forth herein.

     2. Term. Subject to the terms and conditions set forth herein, the Executive shall be employed for a continually renewing term of three (3) years commencing on the date hereof and renewing each day thereafter for an additional day without any further action by either the Company or the Executive, it being the intention of the parties that there shall be continuously a remaining term of three (3) years' duration of the Executive's Employment until an event has occurred as described in, or one of the parties shall have made an appropriate election pursuant to, the provisions of Section 5.

     3. Duties and Responsibilities.

        A. Capacity. The Executive shall serve in the capacity of Senior Vice President-Marketing of the Company and its successors or in a substantially similar capacity with a subsidiary, affiliate, or joint venture of the Company. The Executive's duties under this Agreement shall consist of such general management activities as are consistent with the responsibilities of said office and such other activities as may hereafter be assigned to him by the Chief Executive Officer of the Company or his designee (the "Supervisor"). All such



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               duties shall be performed in accordance with any written or oral direction from time to time furnished to the Executive by the Supervisor, and the Executive shall report to Supervisor or to such officer of the Supervisor or the Company as is designated by the Supervisor.

        B. Full-Time Duties. The Executive shall devote his full business time, attention and energies to the business of the Company and shall not be engaged in any other business activity, whether or not pursued for gain, profit or other pecuniary advantage, which would impair his ability to fulfill his duties to the Company under this Agreement, without the prior written consent of the Company. The Executive shall be allowed, to the extent such activities do not substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, to
               (a) manage the Executive's personal affairs, and (b) (i) serve on boards or committees of civic or charitable organizations or trade associations, and (ii) serve on the board of directors of any corporation; provided, however, that the Executive shall advise the Company in writing of any such corporate directorship under clause (b)(ii) and, if requested by the Company, the Executive shall first demonstrate, to the reasonable satisfaction of the Company, that any such directorship does not detract from the Executive's performance of his duties and responsibilities under this Agreement. Nothing contained in this paragraph B shall prevent the Executive from passively investing his assets in such a form or manner as will not conflict with the terms of this Agreement and will not require services on the part of the Executive in the operation of the business of the companies or other enterprises in which such investments are made.

        C. Standard of Performance. The Executive will perform his duties under this Agreement with fidelity and loyalty, to the best of his ability, experience and talent and in a manner consistent with his fiduciary responsibilities.

        D. Location. The Executive's primary place of employment shall be 1514 Martens Drive, Hammond, Louisiana and the Executive shall not be required to relocate more than 35 miles from 1514 Martens Drive, Hammond, Louisiana without his consent.



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     4. Compensation.

        A. Base Salary. The Company shall pay the Executive a salary (the "Base Salary") of $132,500 per annum, prorated for partial years of employment. The Base Salary shall be payable in accordance with the general payroll practices of the Company in effect from time to time. The Company shall review the Base Salary then being paid to the Executive at such times as the Company regularly reviews the compensation paid to employees generally (but no less frequently than once each fiscal year). Upon completion of such review, the Company in its sole discretion may increase, decrease or maintain the Executive's then current Base Salary, provided, however, that the Company may decrease the Executive's then current Base Salary only with the prior written consent of the Executive.

        B.     Benefits.

               (1) Generally. The Executive shall be entitled to participate, in accordance with the Company's regular practices with respect to its similarly situated executives, in the Company's pension, profit-sharing, bonus, disability, accident, medical, life insurance, hospitalization plans and any other employee benefit program maintained by the Company for its similarly situated executives. The Company will have the right to amend or terminate any such benefit plans it may choose to establish.

               (2) Reimbursements. The Executive shall be entitled to reimbursement from the Company for reasonable out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder, upon the submission of appropriate documentation.

               (3) Vacations and Other Absences. The Executive shall be entitled to such vacation, holidays and, subject to the provisions of Section 5, other paid or unpaid leaves of absence as are consistent with the Company's normal policies or as are otherwise approved by the Company.

        C. Payments. All payments to the Executive provided for under this Agreement shall be paid in cash from the general funds of the Company, and no special or separate funds shall be established and no other segregation of assets shall be made to assure payment. The Executive shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in this Agreement, and



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Mr. Kelsey D. Short
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               no action taken pursuant to the provisions hereof, shall create, or be construed to create, a trust of any kind or any fiduciary responsibility of the Company to the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

     5. Termination.

        A. Termination by the Company. At the Company's election, this Agreement may be terminated by the Company in any of the following circumstances:

               (1)  If the Company shall have "Cause" (as hereinafter defined);

               (2)  If the Executive shall die; or

               (3) If the Executive shall be unable, with reasonable accommodation, to perform his duties hereunder owing to illness or incapacity for a total of 120 days during any 360-day period;

               The termination of the Executive's employment pursuant to this
               Section 5.A. shall be effective (i) in the case of a termination pursuant to paragraph (1) above, as of the date specified in
               Section 5.B., (ii) in the case of a termination pursuant to paragraph (2) above, at death, or (iii) in the case of a termination pursuant to paragraph (3) above, upon the expiration of 30 days' written notice from the Company to the Executive. Upon any termination of the Executive's employment pursuant to paragraph (1), (2) or (3) above, the Company shall have no further liability or obligation under or in connection with this Agreement, except to pay the portion of the Executive's Base Salary and other benefits earned or accrued at the date of termination. If the Executive is otherwise eligible for benefits under any long-term disability plan sponsored by the Company, then a termination solely pursuant to paragraph (3) above shall not affect the Executive's entitlement to such benefits. In the event that the Executive's employment with the Company is terminated by the Company for any reason other than for Cause, death or disability (as defined in paragraph (3) above), the Company shall have no further liability or obligation under or in connection with this Agreement except to pay the Executive the "Severance Payment" (as defined below) in eighteen (18) equal monthly installments, the first such installment



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Mr. Kelsey D. Short
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Page 5


               payable within 10 days after the date of termination and the remaining installments payable monthly thereafter. For purposes of this Agreement, "Severance Payment" shall mean an amount equal to 2.99 times the Executive's "base amount" within the meaning of Sections 280G(b)(3) and 280G(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable temporary or final regulations promulgated thereunder, or its equivalent as provided in any successor statute or regulation. If Code Section 280G (and any successor provisions thereto) shall be repealed or otherwise be inapplicable, then the Severance Payment shall be equal to 2.99 times the Executive's then current Base Salary. Should any of the payments, singly, in any combination or in the aggregate, that are provided for hereunder to be paid to or for the benefit of the Executive be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code, or any successor or other comparable federal, state or local tax law by reason of being a "parachute payment" (within the meaning of Section 280G of the Code), the Company shall pay to the Executive such additional compensation as is necessary (after taking into account all federal, state and local taxes payable by the Executive as a result of the receipt of such additional compensation) to place the Executive in the same after-tax position (including federal, state and local taxes) he would have been in had no such excise or similar purpose tax (or interest or penalties thereon) been paid or incurred. Without limiting the obligation of the Company hereunder, the Executive agrees to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company which would afford the Company the ability to contest the imposition of such excise or similar purpose tax. The termination of the Executive's employment by the Company other than for Cause shall be effective as of the date specified in this Section 5.A.

          B. Cause. "Cause" means (i) the Executive's final conviction of a felony crime that enriched the Executive at the expense of the Company; or (ii) the Executive's deliberate and intentional continuing failure to substantially perform his duties and responsibilities hereunder (except by reason of the Executive's incapacity due to physical or mental illness or injury) for a period of forty-five (45) days after the "Required Board Majority" (as defined below) has delivered to the Executive a written demand for substantial performance hereunder which specifically identifies the bases for the Required Board Majority's determination that the Executive has not substantially performed his duties and responsibilities hereunder (such period being the "Grace Period");



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Mr. Kelsey D. Short
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               provided, that for purposes of this clause (ii), the Company shall not have Cause to terminate the Executive's Employment unless (a) at a meeting of the Board called and held following the Grace Period in the city in which the Company's principal executive offices are located of which the Executive was given not less than ten (10) days' prior written notice and at which the Executive was afforded the opportunity to be represented by counsel, appear and be heard, the Required Board Majority shall adopt a written resolution which (1) sets forth the Required Board Majority's determination that the failure of the Employee to substantially perform his duties and responsibilities hereunder has (except by reason of his incapacity due to physical or mental illness or injury) continued past the Grace Period and
               (2) specifically identifies the bases for that determination and
               (b) the Company, at the written direction of the Required Board Majority, shall deliver to the Executive a notice of termination for Cause to which a copy of that resolution, certified as being true and correct by the secretary or any assistant secretary of the Company, is attached. No act or failure to act on the part of the Executive shall be considered "deliberate and intentional" unless it is taken or omitted to be taken by the Executive in bad faith or without a reasonable belief that the Executive's act or omission was in the best interests of the Company. "Required Board Majority" means at any time a majority of the members of the Board of Directors of the Company at that time which includes at least a majority of the outside directors at that time. Termination of the Executive's employment by the Company for Cause shall be effective on the date of the notice of termination for Cause is delivered to the Executive.

          C. Termination by the Executive. In the event that the Executive terminates employment hereunder for "Good Reason" (as defined in Section 5.D), the Company shall have no further liability or obligation under or in connection with this Agreement, except to pay the Executive the Severance Payment in eighteen (18) equal monthly installments, the first such installment payable within ten (10) days after the date of termination and the remaining installments payable monthly thereafter. The termination of the Executive's employment for "Good Reason" shall be effective as of the date specified in Section 5.D. In the event that the Executive voluntarily terminates employment hereunder for other than "Good Reason" (as defined in Section 5.D), the Company shall have no further liability or obligation under or in connection with this Agreement. Upon any termination or expiration of the Executive's employment hereunder, the Executive shall have no further liability



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Mr. Kelsey D. Short
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Page 7

               or obligation under or in connection with this Agreement; provided, however, that the Executive shall continue to be subject to the provisions of Sections 6 and 7 hereof (it being understood and agreed that such provisions shall survive any termination or expiration of the Executive's employment hereunder). Upon any voluntary termination by the Executive, for any reason other than Good Reason, or expiration of Executive's employment hereunder, the Company shall have no further liability under or in connection with this Agreement, except to pay the portion of the Executive's Base Salary earned or accrued at the date of termination.

          D. Good Reason. The Executive's employment hereunder shall be deemed to have been terminated for "Good Reason" if such termination of employment occurs within one year following either (i) a diminution in the compensation (without the consent of the Executive), or a material diminution of the responsibilities of the Executive, (ii) Zapata Corporation (the "Parent") or any subsidiary of the Parent merging with or into or consolidating with another corporation and as a result thereof less than 50% of the outstanding voting securities of the Parent (or if the outstanding voting securities of the Parent are converted into or exchanged for voting securities of some other corporation, less than 50% of the outstanding voting securities of such other corporation ) are then owned in the aggregate by the stockholders of the Parent immediately prior to such merger or consolidation;
               (iii) the Executive being required to relocate more than 35 miles from 1514 Martens Drive, Hammond, Louisiana, without his consent,
               (iv) any "person," within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any employee or Subsidiary of the Parent, any employee benefit plan (or related trust) applicable to the Parent or any of its Subsidiaries or Malcolm I. Glazer or any corporation, person, partnership, trust or other entity controlled, directly or indirectly, by him becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or (v) the Company failing to comply with any material provision of this Agreement. Termination of employment for Good Reason shall be deemed to be effective upon 10 days' written notice of termination from the Executive or the Company, as the case may be; provided, however, that no termination by the Executive based on a diminution in duties and responsibilities shall occur until the Executive has first notified the Company in writing as to the specific nature of the diminution in



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Mr. Kelsey D. Short
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Page 8


               duties or responsibilities and afforded the Company 15 days in which to modify such duties or responsibilities.

     6. Confidential Information.

        A. Nondisclosure. The Executive hereby acknowledges that it will be necessary in connection with the performance of services hereunder to provide or make available to the Executive certain confidential and proprietary information, including, but not limited to, business and financial information, technological information, customer lists and financial information on customers, intellectual property, trade secrets and other information relating to the businesses, products, technology, services, customers, methods or tactics of the Company or its affiliates (any such confidential or proprietary information being hereinafter referred to as "Confidential Information"). The Executive further acknowledges that the Confidential Information includes certain protected trade secrets and agrees that any such trade secrets shall remain the property of the Company or its affiliates at all times during the term of this Agreement and following the expiration or termination hereof. The Executive shall not publish, disseminate, distribute, disclose, sell, assign, transfer, copy, remove from the Company's premises, commercially exploit, or otherwise make use of any Confidential Information to or for the use or benefit of the Executive or any other person, firm, corporation or entity, except as specifically authorized in writing by the Company or as required for the due and proper performance of his duties and obligations under this Agreement. In addition, the Executive shall employ all necessary safeguards and precautions in order to ensure that unauthorized access to the Confidential Information is not afforded to any person, firm, corporation or entity. Upon any expiration or termination of this Agreement, or if the Company so requests at any time, the Executive shall promptly return to the Company all Confidential Information in the Executive's possession, whether in writing, on computer disks or other media, without retaining any copies, extracts or other reproductions thereof. Notwithstanding the foregoing, nothing contained in this paragraph A shall prevent the publishing, dissemination, distribution, disclosure, sale, assignment, transfer, copying, removal, commercial exploitation or other use by the Executive of any information which (i) is generally available to the public (other than through a breach on the part of the Executive of any of the terms or provisions hereof), (ii) is lawfully obtained by the Executive from a source other than the Company or its affiliates, directors, officers, employees, agents or other representatives (provided, however, that such source



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Mr. Kelsey D. Short
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Page 9

               is not bound by a confidentiality agreement with the Company or any of its affiliates and is not otherwise under an obligation of secrecy or confidentiality to either of them), or (iii) is required to be disclosed by judicial or administrative process or, in the opinion of counsel, by the requirements of applicable law (provided, however, that the Executive complies fully with the provisions of paragraph B below).

        B. Requests for Disclosure. If the Executive is requested (whether by oral questions, interrogatory, request for documents, subpoena, civil investigative demand or other legal process) to disclose any part of the Confidential Information, the Executive shall (i) give prompt written notice to his supervisor of the existence of, and the circumstances attendant to, such request,
               (ii) consult with his supervisor as to the advisability of taking legally available steps to resist or narrow any such request or otherwise to eliminate the need for such disclosure, and (iii) if disclosure is required, cooperate with his supervisor in obtaining a protective order or other reliable assurance in form and substance satisfactory to his supervisor that confidential treatment will be accorded to such portion of the Confidential Information as is required to be disclosed.

     7. Noncompetition. The Executive hereby expressly covenants and agrees, which covenants and agreements are of the essence of this contract, that he will not, directly or indirectly, for himself or on behalf of, or in conjunction with, any other person, persons, company, partnership or corporation, during the term of this agreement and for a period of two (2) years immediately following his voluntary termination of employment hereunder for other than Good Reason or his termination by the Company for Cause:

          i. call upon any customer or customers of the Company solicited or contacted by the Executive or whose account was serviced by the Executive, pursuant to his employment hereunder, for the purpose of soliciting or selling marine protein products within the territory stated in Paragraph 7.iv;

          ii. divulge to any person, persons, company, partnership or corporation the methods and systems used by the Company in producing, selling or marketing marine protein products;

          iii. induce or attempt to induce, directly or indirectly, any employee to quit the Company's employ or otherwise in any manner interfere with or disrupt the Company's relationship with other employees; or



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Mr. Kelsey D. Short
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Page 10

          iv. engage in the marine protein business as an officer, director, employee, partner, or consultant anywhere within the states of Texas, Louisiana, Mississippi, Alabama, Florida, Georgia, South Carolina, North Carolina, Virginia, or Maryland.

     8. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by final and binding arbitration in Houston, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within 30 days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Commercial Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation.

     9. Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by Federal Express overnight delivery, to the respective parties at the following addresses (or at such other address as either party shall have previously furnished to the other in accordance with the terms of this Section
9):

                  If to the Company:

                           President and Chief Executive Officer
                           Omega Protein Corporation
                           1717 St. James Place
                           Suite 550
                           Houston, Texas  77056

                  If to the Executive:

                  Mr. Kelsey D. Short
                  1207 IV Gen. Pershing
                  Hammond, Louisiana 70401.

     10. Amendment; Waiver. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted



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Mr. Kelsey D. Short
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Page 11

hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

     11. Entire Agreement. This constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements or understandings between the parties relating thereto.

     12. Severability. In the event that any term or provision herein is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

     13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained herein is intended to confer upon any other person or entity any rights, benefits or remedies of any kind or character whatsoever). Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that the Company may assign this Agreement to any of its affiliates or to any successor.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

     15. Headings. The headings of the sections contained herein are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision hereof.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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Mr. Kelsey D. Short
April    , 1998
Page 12

     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on the subject.


OMEGA PROTEIN CORPORATION


By:
   --------------------------------------
   Joseph L. von Rosenberg III
   President and Chief Executive Officer


ACKNOWLEDGED AND AGREED TO:


-----------------------------------------
Kelsey D. Short





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